UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2023

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s shareholders approved the 2023 Non-Employee Directors Stock Plan (the “2023 Plan”) at the Company’s annual meeting held on May 23, 2023. The 2023 Plan provides that immediately after each annual meeting of shareholders commencing in 2023, each non-employee director in office is entitled to be credited the number of restricted stock units determined by the Board of Directors prior to the meeting. The maximum number of common shares available for issuance under the 2023 Plan is 250,000 and the maximum number of common shares that may be granted to any director in any calendar year is 5,000, provided that total annual compensation of any non-employee director does not exceed $950,000. As result of the approval of the 2023 Plan by shareholders, each non-employee director was credited with an amount of restricted stock units on May 23, 2023 with a fair market value of $40,000.

As of each dividend payment date, each eligible director’s restricted stock unit account will be credited with a number of restricted stock units equal to an amount that represents the dividends that would have been payable as of the dividend payment date on the number of units then credited to his or her restricted stock unit account divided by the fair market value of a common share on the dividend payment date. Dividend equivalent restricted stock units are paid at the same time and in the same manner as the restricted stock units to which they relate, subject to limitations on the number of common shares that may be issued under the 2023 Plan.

Restricted stock unit awards are at all times fully vested ninety days after the date of grant. Restricted stock units credited to an eligible director’s restricted stock unit account under the 2023 Plan will become payable on the vesting date. The distribution will be made in a lump sum as soon as practicable, but no later than 30 days, following the applicable vesting date.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on May 23, 2023. The results of voting on each of the matters submitted to a vote are set forth below.

The following table presents the voting results of the election of Class III directors at this meeting:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mr. Thomas A. Eichelberger	28,027,600	213,821	4,409,934
Mr. Roger M. Ervin	28,079,713	161,708	4,409,934
Mr. C. James Levin	26,067,948	2,173,473	4,409,934

Shareholders approved the Company’s 2023 Non-Employee Directors Stock Plan, with 27,588,308 shares voting in favor of the Plan, 486,817 shares voting against the Plan, 166,296 shares abstaining from voting on the Plan and 4,409,934 shares broker non-votes.

The advisory vote on the compensation of the Company’s named executive officers as described in the Company’s proxy statement, received the votes presented below.

•26,704,337 shares voted in favor
•1,348,336 shares voted against
•188,748 shares abstained from voting
•4,409,934 shares broker non-votes

The advisory vote on the frequency of the vote on the compensation of the Company’s named executive officers as described in the Company’s proxy statement, received the votes presented below.

•27,028,847 shares voted for 1 Year
•83,289 shares voted for 2 Years
•1,013,584 shares voted for 3 Years
•115,701 shares abstained from voting
•4,409,934 shares broker non-votes

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, with 31,679,878 voting in favor of the appointment, 866,105 shares voting against the appointment and 105,372 shares abstaining from voting on the appointment.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

The following document is filed as an Exhibit to this report:

Exhibit No.	Description
10.1	2023 Non-Employee Directors Stock Plan (1)

(1) Management contract or compensatory arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
May 26, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer